UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2009

HEALTH SCIENCES GROUP, INC.

(Exact name of registrant specified in charter)

Delaware	333-65180	91-2079221
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Health Sciences Group, Inc.

270 East Eau Gallie Blvd.

Indian Harbour Beach, FL 32937

(Address of principal executive offices) (Zip Code)

(321) 604-1451

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 9, Health Sciences Group is proud to announce the addition of Anthony DeBella to its Board of Directors.  In addition Mr. DeBella will be spearheading the Company’s Audit Committee which will be working on bringing the Company current in its SEC filings and striving to become current with Pink Sheets with the objective of moving back up to the OTCBB.

Mr. Anthony DeBella has an impressive career as an entrepreneur having founded and operating several public Internet entertainment based businesses. Mr. DeBella is fluent in public company operations, compliance and finance. From 1994- 1997 Anthony was an Investment Executive (Series 7 Broker) at PaineWebber and completed the PaineWebber executive training Program. In 1998, Anthony was part of the team that developed WEBPay-Per-View.com, a music and entertainment website and theatre. In 1999 Anthony was part of the team that took WEBPay-Per-View public.  In addition, 2001-2005 Anthony served as a corporate consultant, consulting in capital offerings, public relations, investor relations, mergers, acquisitions and 15c-211 and Edgar filings.  Since 2005 Mr. DeBella has been working as a private Investment Banker, he has completed over $300 million in M&A transactions with large Private Equity Groups & Public Companies. Anthony DeBella graduated from the Wharton School of Business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 9, 2009

 By:

 /s/ Thomas Gaffney

Thomas Gaffney

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